                                                                     EXHIBIT 3.2










                                     BYLAWS

                                       OF

                            NEW UNITEDGLOBALCOM, INC.



                            Adopted December 31, 2001

                                 INDEX TO BYLAWS
                                       OF
                            NEW UNITEDGLOBALCOM, INC.


Section                                                                              Page
-------                                                                              ----
ARTICLE I             Offices...........................................................1
   Section 1.01       Business Offices..................................................1
   Section 1.02       Registered Office.................................................1

ARTICLE II            Stockholders......................................................1
   Section 2.01       Annual Meeting....................................................1
   Section 2.02       Special Meetings..................................................1
   Section 2.03       Place of Meeting..................................................2
   Section 2.04       Notice of Meetings................................................2
   Section 2.05       Fixing Date for Determination of Stockholders of Record...........2
   Section 2.06       Voting List.......................................................3
   Section 2.07       Proxies...........................................................3
   Section 2.08       Quorum and Manner of Acting.......................................3
   Section 2.09       Nominations for the Election of Directors.........................3
   Section 2.10       Other Stockholder Proposals.......................................4

ARTICLE III           Board of Directors................................................5
   Section 3.01       General Powers....................................................5
   Section 3.02       Number, Tenure and Qualifications.................................5
   Section 3.03       Resignation.......................................................5
   Section 3.04       Regular Meetings..................................................5
   Section 3.05       Special Meetings..................................................6
   Section 3.06       Meetings by Telephone.............................................6
   Section 3.07       Notice of Meetings................................................6
   Section 3.08       Quorum and Manner of Acting.......................................6
   Section 3.09       Action Without a Meeting..........................................6
   Section 3.10       Executive and Other Committees....................................7
   Section 3.11       Compensation......................................................7
   Section 3.12       Certain Actions...................................................7

ARTICLE IV            Officers..........................................................8
   Section 4.01       Number and Qualifications.........................................8
   Section 4.02       Election and Term of Office.......................................8
   Section 4.03       Compensation......................................................8
   Section 4.04       Resignation.......................................................8
   Section 4.05       Removal...........................................................8
   Section 4.06       Vacancies.........................................................9
   Section 4.07       Authority and Duties..............................................9
   Section 4.08       Surety Bonds.....................................................10


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ARTICLE V             Stock............................................................11
   Section 5.01       Issuance of Shares...............................................11
   Section 5.02       Transfer of Shares...............................................11
   Section 5.03       Registered Holders...............................................11
   Section 5.04       Transfer Agents, Registrars and Paying Agents....................11

ARTICLE VI            Indemnification..................................................11
   Section 6.01       Directors and Officers...........................................11
   Section 6.02       Employees and Other Agents.......................................12
   Section 6.03       Expenses.........................................................12
   Section 6.04       Enforcement......................................................12
   Section 6.05       Non-Exclusivity of Rights........................................13
   Section 6.06       Survival of Rights...............................................13
   Section 6.07       Insurance........................................................13
   Section 6.08       Amendments.......................................................13
   Section 6.09       Severability.....................................................13
   Section 6.10       Certain Definitions..............................................14

ARTICLE VII           Miscellaneous....................................................15
   Section 7.01       Waivers of Notice................................................15
   Section 7.02       Presumption of Assent............................................15
   Section 7.03       Voting of Securities by the Corporation..........................15
   Section 7.04       Seal.............................................................15
   Section 7.05       Fiscal Year......................................................16
   Section 7.06       Amendments.......................................................16

                                     BYLAWS

                                       OF

                            NEW UNITEDGLOBALCOM, INC.



                                    ARTICLE I

                                     Offices

         Section 1.01 BUSINESS OFFICES. The corporation may have such offices, either within or outside Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

         Section 1.02 REGISTERED OFFICE. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in Delaware shall be as set forth in the certificate of incorporation, unless changed as provided by law.

                                   ARTICLE II

                                  Stockholders

         Section 2.01 ANNUAL MEETING. An annual meeting of the stockholders shall be held on such date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

         Section 2.02 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or the certificate of incorporation, may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, by the chairman of the board of directors or at the request of holders of Common Stock (as defined in the certificate of incorporation) representing a majority of the Total Voting Power (as defined in the certificate of incorporation) of the corporation. Such resolution of the board of directors or request by the holders of Common Stock shall state the purpose or purposes of the proposed meeting.

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         Section 2.03 PLACE OF MEETING. Each meeting of the stockholders shall be held at such place, either within or outside Delaware, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

         Section 2.04 NOTICE OF MEETINGS. Except as otherwise required by law, notice in writing or by electronic transmission of each meeting of the stockholders stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, or by electronic transmission, to each stockholder of record entitled to notice of such meeting, not less than ten nor more than 60 days before the date of the meeting. Such notice shall be deemed to be given, if personally delivered, when delivered to the stockholder, and, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation, and if by electronic transmission, when posted on an electronic network or directed to the stockholder at an electronic mail address at which the stockholder has consented to receive notice. If notice of two consecutive annual meetings and all notices of meetings to any stockholder during the period between such two consecutive annual meetings, or all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12-month period, have been mailed or directed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required until another address for such person is delivered to the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this
Section 2.04.

         Section 2.05 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than 60 nor less than ten days before the date of such meeting, and not more than 60 days prior to any other action. If no record date is fixed then the record date shall be, for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held, or, for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the


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meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 2.06 VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.06 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 2.07 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 2.08 QUORUM AND MANNER OF ACTING. At all meetings of stockholders, a majority of the combined voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the votes held by shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by law, the certificate of incorporation or these bylaws. In the absence of a quorum, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.04, until a quorum shall be present or represented.

         Section 2.09 NOMINATIONS FOR THE ELECTION OF DIRECTORS. Except as otherwise provided in the certificate of incorporation with respect to Class C Directors (as defined in certificate of incorporation), nominations for election to the board of directors must be made by the board of directors or by a committee appointed by the board of directors for such purpose or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Except as otherwise provided in the certificate of incorporation with respect to Class C Directors (as defined in certificate of incorporation), nominations by stockholders must be preceded by timely notification in writing to the secretary of the


                                      3
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corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty
(30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

                  (a) the name, age, residence address, and business address of each proposed nominee and of each such person;

                  (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

                  (c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

                  (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

         The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

         Section 2.10 OTHER STOCKHOLDER PROPOSALS. For business other than the nomination for election of directors to be properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of


                                      4
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the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

                  (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

                  (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

                  (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made; and

                  (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

                                   ARTICLE III

                               Board of Directors

         Section 3.01 GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the Delaware General Corporation Law or the certificate of incorporation.

         Section 3.02 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be as set forth in the certificate of incorporation. The board of directors shall be divided as evenly as possible into three classes as provided in the certificate of incorporation. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his successor shall have been elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

         Section 3.03 RESIGNATION. Any director may resign at any time by giving notice to the corporation in writing or by electronic transmission. A director's resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04 REGULAR MEETINGS. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon


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thereafter as conveniently may be, at the time and place, either within or without Delaware, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such a meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.05 SPECIAL MEETINGS. Special meetings of the board of directors may be called only by the chief executive officer or any member of the board of directors. Any such special meeting may take place at any convenient place, either within or outside Delaware.

         Section 3.06 MEETINGS BY TELEPHONE. Unless otherwise restricted by the certificate of incorporation, members of the board of directors may participate in a meeting of such board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

         Section 3.07 NOTICE OF MEETINGS. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.06 notice may be given by telephone one day prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the corporation for such purpose. Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.08 QUORUM AND MANNER OF ACTING. Except as otherwise may be required by law, the certificate of incorporation (including, without limitation, paragraph (b) of Article Fifth thereof) or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the board of directors.

         Section 3.09 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or


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writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board or committee, as the case may be.

         Section 3.10 EXECUTIVE AND OTHER COMMITTEES.

                  (a) The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the corporation. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.04 (except as they relate to an annual meeting), 3.05 through 3.09 and 7.01 and 7.02 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the corporation for inclusion in the corporate records.

         Section 3.11 COMPENSATION. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary or both a fixed sum and a stated salary. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.12 CERTAIN ACTIONS. The corporation shall not, and shall not agree or commit to, and shall not permit any of its direct or indirect subsidiaries to or agree or commit to, effect any transaction, or series of related transactions, that involves (a) the issuance, delivery or payment of any consideration (whether through the payment of cash, the issuance or delivery of any securities, the transfer of assets or otherwise) by the corporation and any of its direct or indirect subsidiaries having an aggregate fair market value in excess of $10 million or (b) the incurrence, guarantee or assumption by the corporation or any of its direct or indirect subsidiaries of any liabilities, commitments or obligations, whether absolute, accrued, fixed, contingent or otherwise, in an aggregate amount in excess of $10 million unless such transaction, or series of related transactions, has first been reviewed and approved by (x) the board of directors or (y) a committee of the board of directors to which the board of directors has specifically delegated authority with respect to such transaction or series of related transactions.

                                   ARTICLE IV

                                    Officers

         Section 4.01 NUMBER AND QUALIFICATIONS. The officers of the corporation shall consist of a chairman of the board, chief executive officer, a president, a chief operating officer, a chief financial officer, a secretary and such other officers, including a vice-chairman or vice-chairmen of the board, one or more vice-presidents, a treasurer and a controller, as may from time to time be elected or appointed by the board. In addition, the board of directors or the chief executive officer may elect or appoint such assistant and other subordinate officers, including assistant vice-presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary.

         Section 4.02 ELECTION AND TERM OF OFFICE. Except as provided in the certificate of incorporation and Sections 4.01 and 4.06 of these bylaws, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders as provided in Section 3.04. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until the expiration of his term in office if elected or appointed for a specified period of time or until his earlier death, resignation or removal.

         Section 4.03 COMPENSATION. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed by such officer.

         Section 4.04 RESIGNATION. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving notice to the corporation in writing or by electronic transmission. An officer's resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time stated therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05 REMOVAL. Unless otherwise provided in the certificate of incorporation, any officer may be removed at any time by the board of directors, or, in the case of assistant and other subordinate officers, by the chief executive officer, whenever in its or his judgment, as the case may be, the best interests of the corporation will be served thereby, but such removal shall


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be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

         Section 4.06 VACANCIES. Except as otherwise provided in the certificate of incorporation, a vacancy occurring in any office by death, resignation, removal or otherwise may be filled by the board of directors or the chief executive officer.

         Section 4.07 AUTHORITY AND DUTIES. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chief executive officer, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or the board of directors, such officer shall follow the orders and instructions of the chief executive officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                  (a) CHAIRMAN OF THE BOARD. The chairman of the board, who shall be elected from among the directors, shall preside at all meetings of the corporation's stockholders and board of directors and perform such other duties as may be assigned to him from time to time by the board of directors.

                  (b) CHIEF EXECUTIVE OFFICER. The chief executive officer shall, subject to the direction and supervision of the board of directors,
(i) have general and active control of the affairs of the corporation and general supervision of its officers, agents and employees; (ii) in the absence of the chairman of the board, preside at all meetings of the stockholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to him by the board if directors.

                  (c) PRESIDENT. The president shall, subject to the direction and supervision of the board of directors, perform all duties incident to the office of president and as from time to time may be assigned to him by the board of directors. At the request of the chief executive officer or in his absence or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have all the powers and be subject to all the restrictions of the chief executive officer.

                  (d) CHIEF OPERATING OFFICER. The chief operating officer shall, subject to the direction and supervision of the board of directors, supervise the day to day operations of the corporation and perform all other duties incident to the office of chief operating officer as from time to time may be assigned to him by the chairman of the board, the board of directors or the chief executive officer. At the request of the president, or in his absence or inability or refusal to act, the chief operating officer shall perform the duties of the president, and when so acting shall have all the power of and be subject to all the restrictions upon the president.

                  (e) CHIEF FINANCIAL OFFICER. The chief financial officer shall: (i) be the principal financial officer and treasurer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and


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deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of chief financial officer and treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the chief executive officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the chief financial officer. If there is no chief financial officer, these duties shall be performed by the secretary or chief executive officer or other person appointed by the board of directors.

                  (f) VICE-PRESIDENTS. The vice-president, if any (or if there is more than one then each vice-president), shall assist the chief executive officer and shall perform such duties as may be assigned to him by the chief executive officer or the board of directors. Assistant vice presidents, if any, shall have such powers and perform such duties as may be assigned to them by the chief executive officer or by the board of directors.

                  (g) SECRETARY. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation;
(iv) keep at the corporation's registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by chief executive officer or the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

         Section 4.08 SURETY BONDS. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


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                                    ARTICLE V

                                      Stock

         Section 5.01 ISSUANCE OF SHARES. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law. Every issuance of shares shall be recorded on the books of the corporation maintained for such purpose by or on behalf of the corporation.

         Section 5.02 TRANSFER OF SHARES. Upon presentation and surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the corporation has notice, the corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or a transfer agent of the corporation may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

         Section 5.03 REGISTERED HOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 5.04 TRANSFER AGENTS, REGISTRARS AND PAYING AGENTS. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI

                                 Indemnification

         Section 6.01 DIRECTORS AND OFFICERS. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly


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required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under
Section 6.04.

         Section 6.02 EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

         Section 6.03 EXPENSES.

                  (a) The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise.

                  (b) Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.05, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         Section 6.04 ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article VI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make


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it permissible under the Delaware General Corporation Law or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the corporation.

         Section 6.05 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law.

         Section 6.06 SURVIVAL OF RIGHTS. The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.07 INSURANCE. To the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.

         Section 6.08 AMENDMENTS. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         Section 6.09 SEVERABILITY. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless


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indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under applicable law.

         Section 6.10 CERTAIN DEFINITIONS. For the purposes of this Article VI, the following definitions shall apply:

                  (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                  (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                  (c) The term "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (d) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.


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                                   ARTICLE VII

                                  Miscellaneous

         Section 7.01 WAIVERS OF NOTICE. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice or waiver of notice by electronic transmission unless required by these bylaws to be included in the notice of such meeting.

         Section 7.02 PRESUMPTION OF ASSENT. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

         Section 7.03 VOTING OF SECURITIES BY THE CORPORATION. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the chairman of the board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chairman of the board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 7.04 SEAL. The corporate seal of the corporation shall be in such form as adopted by the board of directors, and any officer of the corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.


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         Section 7.05 FISCAL YEAR. The fiscal year of the corporation shall be as established by the board of directors.

         Section 7.06 AMENDMENTS. These bylaws may be amended or repealed only in the manner set forth in the certificate of incorporation.




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